UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2007

AMETEK, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-12981 (Commission File Number)	14-1682544 (IRS Employer Identification No.)

37 North Valley Road,
Paoli, Pennsylvania 19301
(Address of Principal Executive Offices) (Zip Code)

610-647-2121
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.

          On May 23, 2007, the Board of Directors of AMETEK, Inc. (the “Company”) declared a dividend of one Right for each outstanding share of the Company’s Common Stock, par value $.01 per share (the “Common Stock”), to stockholders of record at the close of business on June 2, 2007 (the “Record Date”). Each Right entitles the registered holder to purchase from the Company one four-hundredth of a share of Series B Junior Participating Preferred Stock, par value $.01 per share (the “Preferred Stock”), at a purchase price of $160.00, subject to adjustment (the “Purchase Price”). The description and terms of the Rights are set forth in a Rights Agreement (the “Rights Agreement”) between the Company and American Stock Transfer & Trust Company, as Rights Agent. The declaration of the dividend replaces the Company’s existing shareholder rights plan, which expired on June 2, 2007.

          The Rights will separate from the Common Stock upon a “Distribution Date,” which will occur upon the earlier of (i) 10 days following a public announcement that a Person of affiliated or associated Persons (other than those who report ownership on Schedule 13G under the Securities Exchange Act of 1934) (an “Acquiring Person”) has acquired beneficial ownership of 20% or more of the shares of Common Stock then outstanding (the date of the announcement being the “Stock Acquisition Date”), or (ii) 10 business days following the commencement of a tender offer or exchange offer that would result in a Person beneficially owning 20% or more of such outstanding shares of Common Stock.

          Until the Distribution Date, the Rights will not be exercisable, will not be represented by a separate certificate, and will not be transferable apart from the Common Stock, but will instead be evidenced, (i) with respect to any of the shares of Common Stock held in uncertificated book-entry form (a “Book-Entry”) outstanding as of the Record Date, by such Book-Entry and (ii) with respect to the shares of Common Stock evidenced by Common Stock certificates outstanding as of the Record Date, by such Common Stock certificate, and the transfer on the Company’s Direct Registration System of any shares of Common Stock represented by a Book-Entry or a certificate will constitute the transfer of the Rights associated with such shares of Common Stock. As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights.

          The Rights are not exercisable until the Distribution Date and will expire at the close of business on June 2, 2017 (the “Final Expiration Date”), unless earlier redeemed or exchanged by the Company as described below.

          In the event (a “Flip-in Event”) that a Person becomes the beneficial owner of 20% or more of the then outstanding shares of Common Stock (except pursuant to a tender offer or an exchange offer for all outstanding shares of Common Stock at a price and on terms which a majority of the Directors who are not officers of the Company and who are not representatives, nominees, affiliates or associates of such Person, after receiving advice from one or more investment banking firms, determines to be fair to and otherwise in the best interests of the Company and its stockholders (a “Permitted Offer”)), each holder of a Right will thereafter have the right to receive, upon exercise of such Right, Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a then current market value equal to two times the Purchase Price (i.e., at a 50% discount to the then current market value). Notwithstanding any of the foregoing, following the occurrence of any Flip-in Event, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person (or by certain related parties) will be null and void. However, Rights will not be exercisable following the occurrence of any Flip-in Event until such time as the Rights are no longer redeemable by the Company as set forth below.

          In the event (a “Flip-Over Event”) that, at any time following the Stock Acquisition Date (i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation, (ii) the Company is the continuing or surviving corporation in a merger but its Common Stock is changed or exchanged for stock or securities of any other Person or cash or any other property (other than a merger meeting certain conditions which follows an offer for all outstanding shares of Common Stock which a majority of the unaffiliated Directors who are not officers of the Company determine to be fair to and otherwise in the best interests of the Company and its stockholders), or (iii) 50% or more of the Company’s assets, cash flow or earning power is sold or transferred (in one transaction or a series of related transactions), then each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise at the then current Purchase Price (as set forth in the Rights Agreement), common stock of the acquiring company having a then current market value equal to two times the Purchase Price (i.e., at a 50% discount). The events set forth in this paragraph and the Flip-in Events described in the second preceding paragraph are referred to as the “Triggering Events.”

          The Company may not engage in a transaction with an Acquiring Person constituting a Flip-Over Event unless the Acquiring Person meets certain conditions. If the Acquiring Person’s (or its affiliated entity’s) common stock has not been registered under the Securities Exchange Act of 1934, for the preceding twelve months, but it is a direct or indirect subsidiary of another company which has registered common stock, the Rights shall be exercisable as described above to purchase the common stock of such parent company. Moreover, the Company may not engage in a flip-over transaction unless the Acquiring Person (or its affiliated entity or parent, as applicable), (i) has sufficient shares of common stock authorized to permit the full exercise of the Rights and (ii) enters into an agreement containing the terms set forth above and providing that, as soon as practicable after the date of the Flip-Over Event, the Acquiring Person will register the Rights and the securities issuable upon exercise of the Rights under the Securities Act of 1933, as amended, and maintain the effectiveness of such registration statement until the Expiration Date of the Rights Plan. Notwithstanding the foregoing, a merger or consolidation will not constitute a Flip-Over Event if (i) the transaction is consummated with a Person who acquired Common Stock pursuant to Permitted Offer or with a subsidiary of such Person; (ii) the price per share of Common Stock offered in such transaction is not less than the price paid to holders of the Company’s Common Stock whose shares were purchased in the Permitted Offer; and (iii) the form of consideration offered in the transaction is the same as the form of consideration paid pursuant to the Permitted Offer.

          The Purchase Price payable, and the number of units of shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) if holders of the Preferred Stock are granted certain rights or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock, or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above). With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional shares of Preferred Stock (other than fractions of one four-hundredth of a share, or integral multiples thereof) will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.

          At any time until the earlier of (a) ten days following the Stock Acquisition Date or (b) the Final Expiration Date, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (payable in cash, Common Stock or other consideration deemed appropriate by the Board of Directors). Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $.0l redemption price.

          Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of the acquiring company as set forth above, or are redeemed as provided above.

          Other than certain provisions relating to the principal economic terms of the Rights, any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. Thereafter, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, defect or inconsistency, to make changes which do not adversely affect the interests of holders of Rights (other than an Acquiring Person or an affiliate or associate thereof), or to shorten or lengthen any time period under the Rights Agreement; provided, however, that an amendment to lengthen the time period governing redemption may be made only if the Rights are redeemable and an amendment to lengthen any other time period may be made only for the purpose of protecting, enhancing or clarifying the rights of, and/or benefits to, the holders of Rights (other than any Acquiring Person).

          The Rights will have certain anti-takeover effects. Exercise of the Rights will cause substantial dilution to a Person that attempts to acquire the Company on terms not approved by the Company’s Board of Directors. The existence of Rights, however, should not affect an offer at a fair price and otherwise in the best interests of the Company and its stockholders as determined by the Board of Directors. The Rights should not interfere with any merger or other business combination approved by the Board of Directors since the Board of Directors may, at its option, at any time until ten days following the Stock Acquisition Date redeem all but not less than all of the then outstanding Rights at the $.0l redemption price.

          The Rights Agreement between the Company and the Rights Agent specifying the terms of the Rights, which includes as an exhibit the form of Rights Certificate, is incorporated herein by reference. The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement.

Item 3.03      Material Modification to Rights of Security Holders.

           See Item 1.01 above.

Item 5.03.      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

          On June 2, 2007, in connection with the adoption of the Rights Agreement referred to in Item 1.01, the Company filed with the Secretary of State of the State of Delaware (1) a Certificate of Designation, whereby the Company authorized 1,000,000 shares of its authorized preferred stock to be designated as Series B Junior Participating Preferred Stock, and set forth the rights, voting powers, preferences, qualifications, limitations and restrictions of the Series B Junior Participating Preferred Stock, and (2) a Certificate of Elimination, whereby the Company eliminated from the Certificate of Incorporation the Certificate of Designation and all references to the series of preferred stock designated as the Series A Junior Participating Preferred Stock.

Item 9.01     Financial Statements and Exhibits.

(c) Exhibits

Exhibit No. 4.1	Description Rights Agreement dated as of June 2, 2007 by and between the Company and American Stock Transfer & Trust Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 5, 2007

AMETEK, INC. By: /s/ John J. Molinelli Name: John J. Molinelli Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No. 4.1	Description Rights Agreement dated as of June 2, 2007 by and between the Company and American Stock Transfer & Trust Company.